As Filed with the Securities and Exchange Commission on June 2, 2023

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form S-1

UNDER

THE SECURITIES ACT OF 1933

EIGHTCO HOLDINGS INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	7379	87-2755739
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

(888) 765-8933

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Brian McFadden

Chief Executive Officer

Eightco Holdings Inc.

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

(888) 765-8933

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Rick A. Werner, Esq.

Bruce Newsome, Esq.

Haynes and Boone, LLP

30 Rockefeller Plaza, 26th Floor

New York, New York 10112

(212) 659-7300

Approximate date of commencement of proposed sale to the public: As soon as practicable after this registration statement is declared effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b–2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission acting pursuant to said Section 8(a) may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated June 2, 2023

PROSPECTUS

Eightco Holdings Inc.

13,749,848 Shares of Common Stock

This prospectus relates to the resale by the selling stockholders named in this prospectus from time to time of up to 13,749,848 shares of our common stock, par value $0.001 per share. These shares of common stock consist of:

●	2,763,545 shares of our common stock (the “March 2023 Note Shares”) issuable upon the conversion of the Senior Secured Convertible Note (the “March 2023 Note”) that was issued pursuant to the Securities Purchase Agreement dated March 15, 2023 (the “ March 2023 Purchase Agreement”), between us and Hudson Bay Master Fund, Ltd. (“Hudson Bay”).

●	An additional 6,619,901 March 2023 Note Shares, as required by a Registration Rights Agreement (the “2023 Registration Rights Agreement”) entered into with Hudson Bay in connection with the March 2023 Purchase Agreement, issuable upon conversion of the March 2023 Note (the “Additional March 2023 Note Shares”).

●	2,763,545 shares of our common stock (the “March 2023 Warrant Shares”) issuable upon the exercise of the warrant to purchase shares of common stock (the “March 2023 Warrant”) that was issued pursuant to the March 2023 Purchase Agreement.

●	An additional 1,381,773 March 2023 Warrant Shares, as required by the 2023 Registration Rights Agreement, issuable upon exercise of the March 2023 Warrant (the “Additional 2023 Warrant Shares”).

●	221,084 shares of our common stock (the “Palladium Warrant Shares”) issuable upon the exercise of the warrant to purchase shares of common stock (the “SPA Palladium Warrant”) that was issued to Palladium Capital Group, LLC (“Palladium”) as part of Palladium’s compensation for serving as exclusive placement agent in connection with the March 2023 Purchase Agreement.

The March 2023 Note, March 2023 Warrant and SPA Palladium Warrants were issued in reliance upon the exemption from the registration requirements in Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) and Rule 506 promulgated thereunder. We are registering the March 2023 Note Shares, March 2023 Warrant Shares and Palladium Warrant Shares issuable upon the conversion or exercise, as applicable, of the March 2023 Note, March 2023 Warrant and SPA Palladium Warrant, respectively, to allow the selling stockholders named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

Our registration of the shares of common stock covered by this prospectus does not mean that the selling stockholders will offer or sell any of such shares of common stock. The selling stockholders named in this prospectus, or their donees, pledgees, transferees or other successors-in-interest, may resell the shares of common stock covered by this prospectus through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For additional information on the possible methods of sale that may be used by the selling stockholders, you should refer to the section of this prospectus entitled “Plan of Distribution.”

We will not receive any of the proceeds from the sale of common stock by the selling stockholders. However, we will receive proceeds from the exercise of the March 2023 Warrant or the SPA Palladium Warrant if such warrants are exercised for cash.

Any shares of common stock subject to resale hereunder will have been issued by us and acquired by the selling stockholders prior to any resale of such shares pursuant to this prospectus.

No underwriter or other person has been engaged to facilitate the sale of the common stock in this offering. We will bear all costs, expenses and fees in connection with the registration of the common stock. The selling stockholders will bear all commissions and discounts, if any, attributable to their respective sales of our common stock.

On April 3, 2023, we filed a Certificate of Amendment to our Certificate of Incorporation to (i) effect a reverse stock split of the issued and outstanding shares of our common stock, at a ratio of 1-for-50 (the “Reverse Stock Split”) and (ii) change the name of the Company from “Cryptyde, Inc.” to “Eightco Holdings Inc.” All share and per share prices in this prospectus have been adjusted to reflect the 1-for-50 Reverse Stock Split.

Our common stock is currently listed on the Nasdaq Capital Market under the symbol “OCTO.” On June 1, 2023, the last reported sale price of our common stock was $1.79.

Investment in our common stock involves risk. See “Risk Factors” contained in this prospectus, in our periodic reports filed from time to time with the Securities and Exchange Commission, which are incorporated by reference in this prospectus and in any applicable prospectus supplement. You should carefully read this prospectus and the documents we incorporate by reference, before you invest in our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or the accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is     , 2023.

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ABOUT THIS PROSPECTUS

This prospectus is part of the registration statement that we filed with the Securities and Exchange Commission pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus. As permitted by the rules and regulations of the Securities and Exchange Commission, the registration statement filed by us includes additional information not contained in this prospectus.

This prospectus and the documents incorporated by reference into this prospectus include important information about us, the securities being offered and other information you should know before investing in our securities. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we incorporate by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or shares of common stock are sold or otherwise disposed of on a later date. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” in this prospectus.

You should rely only on this prospectus and the information incorporated or deemed to be incorporated by reference in this prospectus. We have not, and the selling stockholders have not, authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction.

We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in this prospectus were made solely for the benefit of the parties to such agreement, including, in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs.

Unless otherwise indicated, information contained or incorporated by reference in this prospectus concerning our industry, including our general expectations and market opportunity, is based on information from our own management estimates and research, as well as from industry and general publications and research, surveys and studies conducted by third parties. Management estimates are derived from publicly available information, our knowledge of our industry and assumptions based on such information and knowledge, which we believe to be reasonable. In addition, assumptions and estimates of our and our industry’s future performance are necessarily uncertain due to a variety of factors, including those described in “Risk Factors” beginning on page 4 of this prospectus. These and other factors could cause our future performance to differ materially from our assumptions and estimates.

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PROSPECTUS SUMMARY

This summary provides an overview of selected information contained elsewhere in this prospectus and does not contain all of the information you should consider before investing in our securities. You should carefully read the prospectus, the information incorporated by reference and the registration statement of which this prospectus is a part in their entirety before investing in our securities, including the information discussed under “Risk Factors” in this prospectus and the documents incorporated by reference and our financial statements and related notes that are incorporated by reference in this prospectus. In this prospectus, unless the context indicates otherwise, “Eightco Holdings,” the “Company,” “we,” “us,” “our,” or “ours” refer to Eightco Holdings Inc. and its consolidated subsidiaries.

Overview

The Company is comprised of three main businesses, Forever 8 Inventory Cash Flow Solution, our Web3 Business, which includes the sale of BTC mining hardware, and our Packaging Business. Our Inventory Solution Business is operated through our subsidiary, Forever 8 Fund, LLC, a Delaware limited liability company focused on purchasing inventory for e-commerce retailers (“Forever 8”). Under the umbrella of our Web 3 Business, we intend to integrate blockchain technology into the existing consumer facing industries starting with the Forever 8 business. Our Packaging Business manufactures and sells custom packaging for a wide variety of products and through packaging helps customers generate brand awareness and promote brand image. Our BTC Mining Hardware Business began making sales in the first quarter of 2022, though as of the date of this prospectus, we are not anticipating any future BTC hardware sales, and our Packaging Business has been in operation for over 50 years.

On June 29, 2022, the Company separated (the “Separation”) from its former parent company, Vinco Ventures Inc. (“Vinco”). The Separation occurred concurrently with the distribution (the “Distribution”) of our common stock to stockholders of Vinco as of May 18, 2022 at a ratio of one share of our common stock for every ten shares of Vinco common stock held by the Vinco stockholders. Following the Separation, we are an independent, publicly traded company, and Vinco retains no ownership interest in the Company.

Recent Financings

March 2023 Note, March 2023 Warrant and SPA Palladium Warrant

On March 15, 2023, we entered into the March 2023 Purchase Agreement with Hudson Bay for the issuance and sale of the March 2023 Note, currently, as adjusted, convertible into 2,763,545 March 2023 Note Shares and the March 2023 Warrant, currently, as adjusted, exercisable into 2,763,545 March 2023 Warrant Shares (the “March 2023 Offering”). We received total consideration of $5,000,000 in the March 2023 Offering. The March 2023 Note is currently convertible at a price of $2.0101 per share, is immediately convertible and may be converted at any point prior to the maturity date of January 15, 2024. The exercise price of the March 2023 Warrant is currently $2.0101 per share. The exercise price of the March 2023 Warrant adjusts down to match the issuance price of common stock issued by the Company at a lower price than the exercise price of the March 2023 Warrant or match the exercise or conversion price of convertible securities issued by the Company.

A holder of the March 2023 Note or the March 2023 Warrant may not convert or exercise its March 2023 Note or March 2023 Warrant, as applicable, to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion or exercise, as applicable, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion or exercise, as applicable. Additionally, unless and until shareholder approval is obtained, a holder of the March 2023 Note or March 2023 Warrant may not convert the March 2023 Note or exercise the March 2023 Warrant to the extent that the issuance of March 2023 Note Shares or March 2023 Warrant Shares, respectively, would cause the total number of March 2023 Note Shares and March 2023 Warrant Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant to the rules or regulations of the Nasdaq Capital Market.

Palladium served as our exclusive placement agent in connection with the March 2023 Offering. Pursuant to our engagement letter with Palladium, we paid Palladium for acting as our exclusive placement agent in connection with the March 2023 Offering a total cash fee equal to $400,000. In addition, we issued to Palladium, or its designees, the SPA Palladium Warrant to purchase up to 221,084 shares of our common stock at an exercise price currently equal to $2.0101. The SPA Palladium Warrant contains terms identical in all material respects to the March 2023 Warrant.

Corporate Information

Eightco Holdings Inc., was incorporated in the State of Nevada on September 21, 2021, and is currently listed on the Nasdaq Capital Market under the symbol “OCTO.” On March 9, 2022, we changed our state of domicile to the State of Delaware. On April 3, 2023, we changed the name of the Company from “Cryptyde, Inc.” to “Eightco Holdings Inc.” Our principal executive office is located at 200 9th Avenue North, Suite 220, Safety Harbor, Florida 34695, and our telephone number is (888) 765-8933. Our website is 8co.holdings, and the information included in, or linked to our website is not part of this prospectus. We have included our website address in this prospectus solely as a textual reference.

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THE OFFERING

Common Stock to be Offered by the Selling Stockholders	Up to 13,749,848 shares of our common stock, which are comprised of 2,763,545 March 2023 Note Shares, 2,763,545 March 2023 Warrant Shares, 6,619,901 Additional March 2023 Note Shares, 1,381,773 Additional March 2023 Warrant Shares, and 221,084 Palladium Warrant Shares.

Use of Proceeds	All shares of our common stock offered by this prospectus are being registered for the account of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the March 2023 Warrant and SPA Palladium Warrant if any such warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes. See “Use of Proceeds” beginning on page 4 of this prospectus for additional information.

Plan of Distribution

The selling stockholders named in this prospectus, or their pledgees, donees, transferee distributees, beneficiaries or other successors-in-interest, may offer or sell the shares of common stock from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. The selling stockholders may also resell the shares of common stock to or through underwriters, broker-dealers or agents, who may receive compensation in the form of discounts, concessions or commissions.

See “Plan of Distribution” beginning on page 9 of this prospectus for additional information on the methods of sale that may be used by the selling stockholders.

Nasdaq Capital Market Symbol	Our common stock is currently listed on the Nasdaq Capital Market under the symbol “OCTO.”

Risk Factors	Investing in our common stock involves significant risks. See “Risk Factors” beginning on page 4 of this prospectus and the documents incorporated by reference in this prospectus.

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RISK FACTORS

An investment in our securities involves certain risks. Before deciding to invest in our common stock, you should consider carefully the information in this prospectus and the other information and documents incorporated by reference in this prospectus, including the risks, uncertainties and assumptions discussed under the heading “Risk Factors” in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2022, or any updates in our Quarterly Reports on Form 10-Q or Current Reports on Form 8-K. Our business, business prospects, financial condition or results of operations could be seriously harmed as a result of these risks. This could cause the trading price of our common stock to decline, resulting in a loss of all or part of your investment. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may materially and adversely affect our business, financial condition and results of operations. Please also read carefully the section below entitled “Special Note Regarding Forward-Looking Statements.”

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus and the information incorporated by reference in this prospectus contain “forward-looking statements,” which include information relating to future events, future financial performance, strategies, expectations, competitive environment and regulation. Our use of the words “may,” “will,” “would,” “could,” “should,” “believes,” “estimates,” “projects,” “potential,” “expects,” “plans,” “seeks,” “intends,” “evaluates,” “pursues,” “anticipates,” “continues,” “designs,” “impacts,” “forecasts,” “target,” “outlook,” “initiative,” “objective,” “designed,” “priorities,” “goal” or the negative of those words or other similar expressions is intended to identify forward-looking statements that represent our current judgment about possible future events. Forward-looking statements should not be read as a guarantee of future performance or results and will probably not be accurate indications of when such performance or results will be achieved. All statements included or incorporated by reference in this prospectus, and in related comments by our management, other than statements of historical facts, including without limitation, statements about future events or financial performance, are forward-looking statements that involve certain risks and uncertainties.

These statements are based on certain assumptions and analyses made in light of our experience and perception of historical trends, current conditions and expected future developments as well as other factors that we believe are appropriate in the circumstances. While these statements represent our judgment on what the future may hold, and we believe these judgments are reasonable, these statements are not guarantees of any events or financial results. Whether actual future results and developments will conform with our expectations and predictions is subject to a number of risks and uncertainties, including the risks and uncertainties discussed in this prospectus, any prospectus supplement and the documents incorporated by reference under the captions “Risk Factors” and “Special Note Regarding Forward-Looking Statements” and elsewhere in those documents.

Consequently, all of the forward-looking statements made in this prospectus as well as all of the forward-looking statements incorporated by reference to our filings under the Exchange Act, are qualified by these cautionary statements and there can be no assurance that the actual results or developments that we anticipate will be realized or, even if realized, that they will have the expected consequences to or effects on us and our subsidiaries or our businesses or operations. We caution investors not to place undue reliance on forward-looking statements. We undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other such factors that affect the subject of these statements, except where we are expressly required to do so by law.

USE OF PROCEEDS

All shares of our common stock offered by this prospectus are being registered for the accounts of the selling stockholders and we will not receive any proceeds from the sale of these shares. However, we will receive proceeds from the exercise of the March 2023 Warrant and SPA Palladium Warrant if any such warrants are exercised for cash. We intend to use those proceeds, if any, for general corporate purposes.

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SELLING STOCKHOLDERS

March 2023 Note, March 2023 Warrant and SPA Palladium Warrant

On March 15, 2023, we entered into the March 2023 Purchase Agreement with Hudson Bay for the issuance and sale of the March 2023 Note, currently, as adjusted, convertible into 2,763,545 March 2023 Note Shares and the March 2023 Warrant, currently, as adjusted, exercisable into 2,763,545 March 2023 Warrant Shares (the “March 2023 Offering”). We received total consideration of $5,000,000 in the March 2023 Offering.

The March 2023 Note is currently convertible at a price of $2.0101 per share, is immediately convertible and may be converted at any point prior to the maturity date of January 15, 2024, however, unless and until shareholder approval is obtained, Hudson Bay may not convert the March 2023 Note to the extent that the issuance of March 2023 Note Shares would cause the total number of March 2023 Note Shares and March 2023 Warrant Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant the rules or regulations of the Nasdaq Capital Market. The conversion price of the March 2023 Note adjusts down to match the issuance price of common stock issued by the Company at a lower price than the conversion price of the March 2023 Note or match the exercise or conversion price of convertible securities issued by the Company.

The exercise price of the March 2023 Warrant is currently $2.0101 per share. The exercise price of the March 2023 Warrant adjusts down to match the issuance price of common stock issued by the Company at a lower price than the exercise price of the March 2023 Warrant or match the exercise or conversion price of convertible securities issued by the Company. The March 2023 Warrant is exercisable from its issuance date, however, unless and until shareholder approval is obtained, Hudson Bay may not exercise the March 2023 Warrant to the extent that the issuance of March 2023 Warrant Shares would cause the total number of March 2023 Warrant Shares and March 2023 Note Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant to the rules or regulations of the Nasdaq Capital Market.

A holder of the March 2023 Note or the March 2023 Warrant may not convert or exercise its March 2023 Note or March 2023 Warrant, as applicable, to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion or exercise, as applicable, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion or exercise, as applicable.

Palladium served as our exclusive placement agent in connection with the March 2023 Offering. Pursuant to our engagement letter with Palladium, we paid Palladium for acting as our exclusive placement agent in connection with the March 2023 Offering a total cash fee equal to $400,000. In addition, we issued to Palladium, or its designees, the SPA Palladium Warrants to purchase up to 221,084 shares of our common stock at an exercise price currently equal to $2.0101. The SPA Palladium Warrant contains terms identical in all material respects to the March 2023 Warrant.

Information About Selling Stockholder Offering

The shares of common stock being offered by the selling stockholders are March 2023 Note Shares, March 2023 Warrant Shares and Palladium Warrant Shares.

Except for (i) the ownership of the March 2023 Note, the March 2023 Warrant, the note issued pursuant to the Securities Purchase Agreement dated January 26, 2022 (“January 2022 Purchase Agreement”), between us and Hudson Bay, as amended (the “January 2022 Note”), the warrant issued pursuant to the January 2022 Purchase Agreement, as amended (the “January 2022 Warrant”), and certain shares of our common stock; and (ii) its involvement with us with respect to the amendment agreement dated July 28, 2022, by and among the Company and Hudson Bay (the “2022 Amendment Agreement”), as subsequently amended again on January 6, 2023 (the “Second Amendment Agreement”) and the waiver entered into with Hudson Bay on September 14, 2022 (the “Waiver”), Hudson Bay has not had any material relationship with us within the past three years.

In addition, in the past three years, Vinco has entered into two private placements with Hudson Bay while Vinco was the Company’s parent. In February 2021, Vinco issued a convertible note for the purchase price of $10,000,000 and five-year warrants to purchase shares of common stock. In January 2021, Vinco issued a convertible note for a purchase price of $12,000,000 and a five-year warrant to purchase shares of common stock.

Except for the ownership of the SPA Palladium Warrant, certain shares of our common stock, warrants to purchase shares of our common stock issued to Palladium in connection with our spin-off from our parent company, and acting as placement agent for the March 2023 Offering and the offering to Hudson Bay which occurred pursuant to the January 2022 Purchase Agreement (the “January 2022 Offering”), Palladium has not had any material relationship with us within the past three years.

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The table below lists the selling stockholders and other information regarding the beneficial ownership (as determined under Section 13(d) of the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder) of the shares of common stock held by the selling stockholders. The second column lists the number of shares of common stock beneficially owned by the selling stockholders, based on their ownership of shares of common stock, notes and warrants, as of May 31, 2023, assuming conversion of the March 2023 Note and March 2023 Warrant held by the selling stockholders on that date.

The third column lists the shares of common stock being offered by this prospectus by the selling stockholders and does not take into account any limitations on conversion or exercise of the March 2023 Note, March 2023 Warrant or SPA Palladium Warrant.

In accordance with the terms of the 2023 Registration Rights Agreement with Hudson Bay, this prospectus generally covers the resale of 250% and 150% of the maximum number of shares of common stock issued or issuable pursuant to March 2023 Note and the March 2023 Warrant, respectively. The 250% of the maximum number of shares of common stock issuable pursuant to the March 2023 Note is based upon the Alternate Conversion Price, as defined in the March 2023 Note. Because the conversion price of the March 2023 Note, including payment of interest on the March 2023 Note through the maturity date of the March 2023 Note, determined as if the outstanding notes were converted in full (without regard to any limitations on conversion contained therein solely for the purpose of such calculation) at a conversion price calculated immediately preceding the date this registration statement was initially filed with the SEC and the exercise price of the March 2023 Warrant may be adjusted, the number of shares that will actually be issued may be more or less than the number of shares being offered by this prospectus. The fourth column assumes the sale of all of the shares offered by Hudson Bay pursuant to this prospectus. Under the terms of the March 2023 Note and the March 2023 Warrant, Hudson Bay may not convert or exercise the March 2023 Note or the March 2023 Warrant, as applicable, (i) to the extent (but only to the extent) that Hudson Bay or any of its affiliates would beneficially own a number of shares of our common stock which would exceed 9.99% of the outstanding shares of the Company or (ii) unless and until shareholder approval is obtained, to the extent that such conversion or exercise would cause the total number of March 2023 Warrant Shares and March 2023 Note Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant the rules or regulations of the Nasdaq Capital Market. Hudson Bay may sell all, some or none of their shares in this offering.

Name of Selling Stockholder	Number of Shares of Common Stock Owned Prior to Offering		Maximum Number of Shares of Common Stock to be Sold Pursuant to this Prospectus		Number of Shares of Common Stock Owned After Offering		Percentage of Common Stock Owned After Offering(1)
Hudson Bay Master Fund Ltd (2)	279,993	(3)	13,528,764	(4)	279,993	(5)	9.99	%(6)
Palladium Holdings, LLC(7)	221,084	(8)	221,084		0	(9)	0.00%

* is less than 1%.

(1)	The beneficial ownership percentages set forth in the table above are based on 2,771,759 shares of Eightco common stock issued and outstanding as of the date of this prospectus. All shares reported are shares of the Company’s common stock.

(2)	Hudson Bay Capital Management, L.P., the investment manager of Hudson Bay, has voting and investment power over these securities. Sander Gerber is the managing member of Hudson Bay Capital GP LLC, which is the general partner of Hudson Bay Capital Management, L.P. Each of Hudson Bay and Sander Gerber disclaims beneficial ownership over these securities. The selling stockholder’s address is c/o Hudson Bay Capital Management LP, 28 Havemeyer Place, 2nd Place, Greenwich, CT 06830.

(3)	Includes (i) 249,011 shares of common stock and (ii) an aggregate of 30,982 shares of common stock issuable upon conversion of the January 2022 Note and the March 2023 Note and upon exercise of the January 2022 Warrant and the March 2023 Warrant and excludes an aggregate of 7,116,365 shares of common stock issuable upon conversion of the January 2022 Note and the March 2023 Note and upon exercise of the January 2022 Warrant and the March 2023 Warrant. Pursuant to the terms of the January 2022 Note, January 2022 Warrant, March 2023 Note and March 2023 Warrant, Hudson Bay may not convert the January 2022 Note, exercise the January 2022 Warrant, convert the March 2023 Note or exercise the March 2023 Warrant to the extent (but only to the extent) Hudson Bay or any of its affiliates would beneficially own upon such conversion or exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares reflect these beneficial ownership limitations. All shares reported are shares of the Company’s common stock.

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(4)	Includes (i) 2,763,545 March 2023 Note Shares, (ii) 2,763,545 March 2023 Warrant Shares, (iii) 6,619,901 Additional March 2023 Note Shares and (iv) 1,381,773 Additional March 2023 Warrant Shares. The Additional March 2023 Note Shares and the Additional March 2023 Warrants Shares are being registered pursuant to the terms of the 2023 Registration Rights Agreement. All shares reported are shares of the Company’s Common Stock.

(5)	Assumes the sale of all shares of common stock underlying the March 2023 Note and March 2023 Warrant that are being registered pursuant to this prospectus. Includes (i) 249,011 shares of common stock and (ii) an aggregate of 30,982 shares of common stock issuable upon conversion of the January 2022 Note and upon exercise of the January 2022 Warrant and excludes an aggregate of 1,589,275 shares of common stock issuable upon conversion of the January 2022 Note and upon exercise of the January 2022 Warrant. The number of shares reflect the beneficial ownership limitations contained in the January 2022 Notes or January 2022 Warrant. All shares reported are shares of the Company’s common stock.

(6)	Such percentage reflects the beneficial ownership limitations contained in the January 2022 Note and the January 2022 Warrant.

(7)	Joel Padowitz is the Managing Member of Palladium Holdings, LLC and has sole voting and investment power over these securities. Palladium Holdings, LLC’s address is 152 West 57th Street, Floor 22, New York, NY 10019.

(8)

Includes 221,084 shares of common stock issuable upon the exercise of the SPA Palladium Warrant. Pursuant to the terms of the SPA Palladium Warrant and to the extent (but only to the extent) Palladium Holdings, LLC or any of its affiliates would beneficially own upon such exercise a number of shares of our common stock which would exceed 9.99% of the outstanding shares of common stock of the Company. The number of shares and percentage does not reflect these limitations. All shares reported are shares of the Company’s common stock.

(9)	Assumes the sale of all shares of common stock underlying the SPA Palladium Warrant that are registered pursuant to this prospectus.

Unless the context otherwise requires, as used in this prospectus, “selling stockholder” includes the selling stockholders listed above and donees, pledgees, transferees or other successors-in-interest selling shares received after the date of this prospectus from the selling stockholders as a gift, pledge or other non-sale related transfer.

7

DESCRIPTION OF SECURITIES TO BE REGISTERED

For a more detailed description of capital stock, you should refer to the provisions of our amended and restated certificate of incorporation and our bylaws as well as the applicable provisions of the General Corporation Law of the State of Delaware (the “DGCL”).

Common Stock

Authorization. We have 500,000,000 shares of common stock, par value $0.001 per share, authorized.

Voting Rights. Each holder of our common stock is entitled to one vote for each share on all matters submitted to a vote of the stockholders, including the election of directors. Our stockholders do not have cumulative voting rights. Because of this, the holders of a majority of the common stock entitled to vote in any election of directors will be able elect all of the directors standing for election.

Dividend Rights. Subject to preferences that may be applicable to any then-outstanding preferred stock, holders of our common stock will be entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation. In the event of our liquidation, dissolution or winding up, holders of common stock will be entitled to share ratably in the net assets legally available for distribution to stockholders after the payment of all of our debts and other liabilities and the satisfaction of any liquidation preference granted to the holders of any then-outstanding preferred stock.

Rights and Preferences. Holders of common stock have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to our common stock. The rights, preferences and privileges of the holders of common stock are subject to, and may be adversely affected by, the rights of the holders of any series of preferred stock that we may designate in the future.

Stock Exchange Listing. The Company’s common stock is listed on the Nasdaq Stock Market LLC under the symbol “OCTO”.

Anti-takeover provisions contained in our Certificate of Incorporation and Bylaws, as well as provisions of Delaware law.

The Company’s Certificate of Incorporation, the Company’s Bylaws, and Delaware law contain, provisions that are intended to deter coercive takeover practices and inadequate takeover bids by making such practices or bids unacceptably expensive to the bidder and to encourage prospective acquirers to negotiate with the Company’s board of directors rather than to attempt a hostile takeover. These provisions are expected to include, among others:

● rules regarding how stockholders may present proposals or nominate directors for election at stockholder meetings;

● the right of the Company’s board of directors to issue preferred stock without stockholder approval;

● the ability of the Company’s directors, and not stockholders, to fill vacancies (including those resulting from an enlargement of the board of directors) on the Company’s board of directors;

● the division of the Company’s board of directors into three classes of directors, with each class serving a staggered term; and

● a provision that directors serving on a classified board may be removed by stockholders only for cause.

The Company is also subject to Section 203 of the DGCL. Section 203 provides that, subject to limited exceptions, persons that (without prior board approval) acquire, or are affiliated with a person that acquires, more than 15 percent of the outstanding voting stock of a Delaware corporation shall not engage in any business combination with that corporation, including by merger, consolidation or acquisitions of additional shares, for a three-year period following the date on which that person or its affiliate becomes the holder of more than 15 percent of the corporation’s outstanding voting stock.

In addition, the Company’s Certificate of Incorporation authorizes the Company to issue one or more series of preferred stock. The Company’s board of directors has the authority to determine the preferences, limitations and relative rights of the shares of preferred stock and to fix the number of shares constituting any series and the designation of such series, without any further vote or action by the Company’s stockholders. The Company’s preferred stock could be issued with voting, liquidation, dividend and other rights superior to the rights of the Company’s common stock. The potential issuance of preferred stock may delay or prevent a change in control of the Company, discourage bids for the Company’s common stock at a premium to the market price, and materially adversely affect the market price and the voting and other rights of the holders of the Company’s common stock.

8

PLAN OF DISTRIBUTION

We are registering the March 2023 Note Shares, March 2023 Warrant Shares and SPA Palladium Warrant Shares issuable upon the conversion or exercise, as applicable, of the March 2023 Note, March 2023 Warrant and SPA Palladium Warrant, respectively, to allow the selling stockholders named herein to, from time to time, offer and sell or otherwise dispose of the shares of our common stock covered by this prospectus.

We will not receive any of the proceeds from the sale by the selling stockholders of the shares of common stock. However, we will receive proceeds from the exercise of the March 2023 Warrant and SPA Palladium Warrant if any such warrants are exercised for cash. We will bear all fees and expenses incident to our obligation to register the shares of common stock.

The selling stockholders may sell all or a portion of the shares of common stock held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the shares of common stock are sold through underwriters or broker-dealers, the selling stockholders will be responsible for underwriting discounts or commissions or agent’s commissions. The shares of common stock may be sold in one or more transactions at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale or at negotiated prices. These sales may be effected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	on any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	in the over-the-counter market;

●	in transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	an exchange distribution in accordance with the rules of the applicable exchange;

●	privately negotiated transactions;

●	short sales;

●	broker-dealers may agree with a selling security holder to sell a specified number of such shares at a stipulated price per share;

●	a combination of any such methods of sale; and

●	any other method permitted pursuant to applicable law.

9

The selling stockholders may also sell shares of common stock under Rule 144 promulgated under the Securities Act, if available, rather than under this prospectus. In addition, the selling stockholders may transfer the shares of common stock by other means not described in this prospectus. If the selling stockholders effect such transactions by selling shares of common stock to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the selling stockholders or commissions from purchasers of the shares of common stock for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the shares of common stock or otherwise, the selling stockholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the shares of common stock in the course of hedging in positions they assume. The selling stockholders may also sell shares of common stock short and deliver shares of common stock covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The selling stockholders may also loan or pledge shares of common stock to broker-dealers that in turn may sell such shares.

The selling stockholders may pledge or grant a security interest in some or all of the notes, warrants or shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of selling stockholders to include the pledgee, transferee or other successors in interest as a selling stockholder under this prospectus. The selling stockholders also may transfer and donate the shares of common stock in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act and the rules and regulations thereunder, the selling stockholders and any broker-dealer participating in the distribution of the shares of common stock may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the shares of common stock is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of shares of common stock being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the selling stockholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

Under the securities laws of some states, the shares of common stock may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the shares of common stock may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any selling stockholder will sell any or all of the shares of common stock registered pursuant to the registration statement, of which this prospectus forms a part.

The selling stockholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, and the rules and regulations thereunder, including, without limitation, to the extent applicable, Regulation M of the Exchange Act, which may limit the timing of purchases and sales of any of the shares of common stock by the selling stockholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the shares of common stock to engage in market-making activities with respect to the shares of common stock. All of the foregoing may affect the marketability of the shares of common stock and the ability of any person or entity to engage in market-making activities with respect to the shares of common stock.

We will pay all expenses of the registration of the shares of common stock pursuant to the registration rights agreement, estimated to be $31,000 in total, including, without limitation, Securities and Exchange Commission filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any. We will indemnify the selling stockholders against liabilities, including some liabilities under the Securities Act in accordance with the registration rights agreements or the selling stockholders will be entitled to contribution. We may be indemnified by the selling stockholders against civil liabilities, including liabilities under the Securities Act that may arise from any written information furnished to us by the selling stockholders specifically for use in this prospectus, in accordance with the related registration rights agreements or we may be entitled to contribution.

Once sold under the registration statement, of which this prospectus forms a part, the shares of common stock will be freely tradable in the hands of persons other than our affiliates.

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LEGAL MATTERS

The validity of the securities offered by this prospectus will be passed upon by Haynes and Boone, LLP, New York, New York.

EXPERTS

The financial statements as of December 31, 2022 and December 31, 2021 and for each of the two years in the period ended December 31, 2022 incorporated by reference in this prospectus have been so incorporated in reliance on the report of Morison Cogen LLP, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

The financial statements as of December 31, 2021 and December 31, 2020 and for each of the two years in the period ended December 31, 2021 incorporated by reference from the Company’s Current Report on Form 8-K/A dated November 14, 2022 in this prospectus have been so incorporated in reliance on the report of Fruci & Associates II, PLLC, an independent registered public accounting firm, incorporated herein by reference, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We have filed a registration statement on Form S-1 with the SEC with respect to the registration of the common stock offered for sale with this prospectus. This prospectus does not contain all of the information set forth in the registration statement and the exhibits to the registration statement. For further information about us, the common stock we are offering by this prospectus, and related matters, you should review the registration statement, including the exhibits filed as a part of the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

We are subject to the information and periodic reporting requirements of the Securities Act, and, in accordance with such requirements, we file periodic reports, proxy statements, and other information with the SEC. These periodic reports, proxy statements, and other information will be available for inspection and copying at the SEC’s website at www.SEC.gov. We also maintain a website at 8co.holdings at which you may access our SEC filings free of charge as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information contained in, or that can be accessed through, our website is not incorporated by reference in, and is not part of, this prospectus. We intend to furnish our stockholders with annual reports containing consolidated financial statements audited by our independent registered accounting firm.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The Securities and Exchange Commission allows us to “incorporate by reference” the information we have filed with it, which means that we can disclose important information to you by referring you to those documents. The information we incorporate by reference is an important part of this prospectus, and later information that we file with the Securities and Exchange Commission will automatically update and supersede this information. We incorporate by reference the documents listed below and any future documents (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) we file with the Securities and Exchange Commission pursuant to Sections l3(a), l3(c), 14 or l5(d) of the Exchange subsequent to the date of this prospectus and prior to the termination of the offering:

●	Our Annual Report on Form 10-K for the year ended December 31, 2022, filed with the Securities and Exchange Commission on April 17, 2023;

●	Our Quarterly Report on Form 10-Q for the three months ended March 31, 2023, filed with the Securities and Exchange Commission on May 16, 2023; and

●	Our Current Reports on Form 8-K and any amendment on Form 8-K/A, filed with the Securities and Exchange Commission on November 14, 2022, January 6, 2023, January 20, 2023, March 16, 2023, March 16, 2023, April 4, 2023, April 17, 2023, April 19, 2023 and May 10, 2023.

All filings filed by us pursuant to the Exchange Act after the date of the initial filing of this registration statement and prior to the effectiveness of such registration statement (excluding information furnished pursuant to Items 2.02 and 7.01 of Form 8-K) shall also be deemed to be incorporated by reference into the prospectus.

You should rely only on the information incorporated by reference or provided in this prospectus. We have not authorized anyone else to provide you with different information. Any statement contained in a document incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a later statement contained in this prospectus or in any other document incorporated by reference into this prospectus modifies or supersedes the earlier statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus or the date of the documents incorporated by reference in this prospectus.

We will provide without charge to each person to whom a copy of this prospectus is delivered, upon written or oral request, a copy of any or all of the reports or documents that have been incorporated by reference in this prospectus but not delivered with this prospectus (other than an exhibit to these filings, unless we have specifically incorporated that exhibit by reference in this prospectus). Any such request should be addressed to us at:

Eightco Holdings Inc.

Attn: Chief Financial Officer

200 9th Avenue North, Suite 220

Safety Harbor, Florida 34695

(888) 765-8933

You may also access the documents incorporated by reference in this prospectus through our website at 8co.holdings. Except for the specific incorporated documents listed above, no information available on or through our website shall be deemed to be incorporated in this prospectus or the registration statement of which it forms a part.

11

13,749,848 Shares

Eightco Holdings Inc.

13,749,848 Shares of Common Stock

COMMON STOCK

PROSPECTUS

PART II:

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the various costs and expenses payable by us in connection with the sale of the securities being registered. All such costs and expenses shall be borne by us. Except for the Securities and Exchange Commission registration fee, all the amounts shown are estimates.

Securities and Exchange Commission Registration Fee	$2,788.03
Printing and engraving costs	$500.00
Legal fees and expenses	$20,000.00
Accounting fees and expenses	$8,000.00
Miscellaneous Fees and Expenses	—

Total	$31,288.03

Item 14. Indemnification of Directors and Officers

The DGCL authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties as directors, and our certificate of incorporation includes such an exculpation provision. Our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers include provisions that indemnify, to the fullest extent allowable under the DGCL, the personal liability of directors or officers for monetary damages for actions taken as a director or officer of Eightco, or for serving at Eightco’s request as a director or officer or another position at another corporation or enterprise, as the case may be. Our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers also provide that we must indemnify and advance reasonable expenses to our directors and officers, subject to our receipt of an undertaking from the indemnified party as may be required under the DGCL. Eightco’s Bylaws expressly authorize Eightco to carry directors’ and officers’ insurance to protect Eightco, its directors, officers, and certain employees against certain liabilities.

The limitation of liability and indemnification provisions that are in our Certificate of Incorporation, Bylaws and indemnification agreements with each of our directors and officers may discourage stockholders from bringing a lawsuit against directors for breach of their fiduciary duty. These provisions may also have the effect of reducing the likelihood of derivative litigation against our directors and officers, even though such an action, if successful, might otherwise benefit Eightco and its stockholders. Your investment may be adversely affected to the extent that, in a class action or direct suit, Eightco pays the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. However, these provisions will not limit or eliminate our rights, or those of any stockholder, to seek non-monetary relief such as an injunction or rescission in the event of a breach of a director’s duty of care. The provisions will not alter the liability of directors under the federal securities laws.

We have purchased and currently intend to maintain insurance on behalf of each and any person who is or was our director or officer against any loss arising from any claim asserted against him or her and incurred by him or her in any such capacity, subject to certain exclusions.

See also the undertakings set out in response to Item 17 herein.

II-1

Item 15. Recent Sales of Unregistered Securities.

The following is a summary of all securities that we have sold during the last three years without registration under the Securities Act.

Prior to the Distribution, we issued shares of our common stock to Vinco pursuant to Section 4(a)(2) of the Securities Act which shares were distributed to Vinco stockholders in the Distribution. We did not register the issuance of the shares under the Securities Act because the issuance did not constitute a public offering.

On January 26, 2022, we entered into the January 2022 Purchase Agreement. On May 5, 2022, we closed the January 2022 Purchase Agreement and issued the January 2022 Warrant and the January 2022 Note. The sale of securities under the January 2022 Purchase Agreement was pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated by the SEC thereunder. On May 5, 2022, in connection with the closing of the January 2022 Purchase Agreement, we issued Palladium warrants exercisable into 10,667 shares of our common stock as a part of Palladium’s compensation for serving as exclusive placement agent in connection with the January 2022 Purchase Agreement pursuant to Section 4(a)(2) of the Securities Act.

On July 28, 2022, we entered into the 2022 Amendment Agreement with Hudson Bay to amend the January 2022 Purchase Agreement, the January 2022 Note and the registration rights agreement entered into with Hudson Bay in connection with the January 2022 Purchase Agreement (the “2022 Registration Rights Agreement”). On January 6, 2023, we entered into the Second Amendment Agreement amending the January 2022 Purchase Agreement, the January 2022 Note, January 2022 Warrant and the 2022 Registration Rights Agreement.

On September 14, 2022, the Company and Hudson Bay entered into the Waiver. Pursuant to the terms of the 2022 Amendment Agreement, the Waiver, and the Second Amendment Agreement, the conversion price of the balance of the January 2022 Note that remains was voluntarily adjusted to $10.00, the exercise price of the January 2022 Warrant was voluntarily adjusted to $0.001 and the number of shares of the Company’s common stock issuable under the January 2022 Warrant was increased. In addition, the number of shares of our common stock issuable pursuant to the warrants issued to Palladium as a part of Palladium’s compensation for serving as exclusive placement agent in connection with the January 2022 Purchase Agreement was increased as a result of the Waiver, the 2022 Amendment Agreement and the Second Amendment Agreement. The sale of securities under the Amendment Agreement, the Waiver and the Second Amendment Agreement was pursuant to Section 4(a)(2) of the Securities Act.

As of June 1, 2023, the Company had issued 804,333 shares of its common stock upon conversion of the January 2022 Note and 920,000 shares of its common stock upon exercise of the January 2022 Warrant.

On January 26, 2022, we entered into an offering (the “Equity Private Placement”) with BHP Capital NY, Inc. for the issuance of 30,000 shares of the Company’s common stock, and a warrant to purchase up to 30,000 shares of our common stock with an exercise price of $400.00 per share of common stock (the “BHP Warrant”). The Equity Private Placement requires us to register the shares issued under the Equity Private Placement and the shares of stock underlying the BHP Warrant. The sale of securities under the BHP Offering was pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated by the SEC thereunder.

In connection with the closing of the Equity Private Placement on May 20, 2022, we issued Palladium warrants exercisable into 4,800 shares of our Common Stock as a part of Palladium’s compensation for serving as exclusive placement agent in connection with the Equity Private Placement pursuant to Section 4(a)(2) of the Securities Act.

The number of shares of the Company’s common stock underlying the BHP Warrant subsequently increased and the exercise price of the BHP Warrant was lowered to $0.05. In addition, The number of shares of our common stock issuable pursuant to the warrants issued to Palladium as a part of Palladium’s compensation for serving as exclusive placement agent in connection with the January 2022 Offering and the Equity Private Placement was increased as a result of the Waiver, the 2022 Amendment Agreement, the Second Amendment Agreement, and the waiver entered into with Palladium (the “PCG Waiver”). The sale of securities under the Amendment Agreement, the Waiver, the Second Amendment Agreement, and the PCG Waiver was pursuant to Section 4(a)(2) of the Securities Act.

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In February 2022, we entered into to a Milestone Agreement (the “Emmersive Milestone Agreement”) with Emmersive Entertainment, Inc. (“Emmersive”), and certain former shareholders of Emmersive (the “Emmersive Shareholders”, and together with Emmersive, the “Emmersive Parties”), in connection with a Termination and Release Agreement between Emmersive, certain former shareholders of Emmersive, EVNT Platform, LLC and VINCO (the “Emmersive Release Agreement”). Under the Emmersive Milestone Agreement, in consideration for entering into the Emmersive Release Agreement, we issued the Emmersive Parties 6,000 registered shares of our common stock. In addition, upon satisfying certain revenue milestones through September 30, 2024, we must issue up to 8,000 additional shares of our unregistered common stock to the Emmersive Parties. The issuance of our unregistered shares under the Emmersive Milestone Agreement will be made pursuant to Section 4(a)(2) of the Securities Act.

On May 18, 2022, in connection with our spin-off and based upon Vinco warrants exercisable into Vinco common stock, we issued to CVI Investments, Inc. and Armistice Capital Master Fund Ltd. warrants exercisable into 10,000 and 6,000 shares, respectively, of our common stock at an exercise price of $0.05 per share pursuant to Section 4(a)(2) of the Securities Act.

On November 11, 2021, we entered into an Amendment Agreement (the “2021 Amendment Agreement”) by and among Vinco Ventures, Inc., Hudson Bay and the Company. In connection with the 2021 Amendment Agreement on May 18, 2022, we issued to Hudson Bay and Palladium warrants exercisable into 173,049 and 15,356 shares of our common stock, respectively, each with an exercise price of $0.05 per share pursuant to Section 4(a)(2) of the Securities Act.

On October 1, 2022, the Company closed the F8 Purchase Agreement. Pursuant to the terms of the F8 Purchase Agreement, the Company may issue shares of its common stock to the sellers under the F8 Purchase Agreement (the “Sellers”). The actual number of shares of its common stock to be issued, if any, cannot be determined at this time, but could number at least 125,639 shares. On January 18, 2023, the Company entered into a waiver agreement with the Sellers’ Representative (the “F8 Waiver Agreement”). Pursuant to the F8 Waiver Agreement, the Sellers agreed not to receive any shares of common stock until the earlier of (i) December 31, 2023, and (ii) such time as the Company has authorized enough shares to (x) issue all shares of common stock issuable to the Sellers pursuant to the put right of certain preferred units, conversion of the Promissory Notes and any of the Ancillary Documents (as defined in the F8 Purchase Agreement) and (y) issue all shares of common stock issuable upon conversion or exercise of all notes and warrants, respectively, of the Company which are then issued and outstanding. The issuance of our unregistered shares under the F8 Purchase Agreement and F8 Waiver Agreement will be made pursuant to Section 4(a)(2) of the Securities Act and Rule 506(b) promulgated by the SEC thereunder.

On March 15, 2023, we entered into the March 2023 Purchase Agreement with Hudson Bay for the issuance and sale of the March 2023 Note, currently convertible into 2,763,545 March 2023 Note Shares and the March 2023 Warrant, currently exercisable into 2,763,545 March 2023 Warrant Shares. We received total consideration of $5,000,000. The March 2023 Note is convertible at a price of $2.0101 per share, is immediately convertible and may be converted at any point prior to the maturity date of January 15, 2024, however, unless and until shareholder approval is obtained, Hudson Bay may not exercise the March 2023 Note to the extent that the issuance of March 2023 Note Shares would cause the total number of March 2023 Note Shares and March 2023 Warrant Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant the rules or regulations of the Nasdaq Capital Market. The exercise price of the March 2023 Warrant is $2.0101 per share. The exercise price of the March 2023 Warrant adjusts down to match the issuance price of common stock issued by the Company at a lower price than the exercise price of the March 2023 Warrant or match the exercise or conversion price of convertible securities issued by the Company. The March 2023 Warrant is exercisable from its issuance date, however, unless and until shareholder approval is obtained, Hudson Bay may not exercise the March 2023 Warrant to the extent that the issuance of March 2023 Warrant Shares would cause the total number of March 2023 Warrant Shares and March 2023 Note Shares issued to exceed the aggregate number of shares of common stock which the Company may issue pursuant the rules or regulations of the Nasdaq Capital Market.

II-3

A holder of the March 2023 Note or the March 2023 Warrant may not convert or exercise its March 2023 Note or March 2023 Warrant, as applicable, to the extent that the holder, together with its affiliates, would beneficially own more than 9.99% of our outstanding shares of common stock immediately after conversion or exercise, as applicable, except that the holder may decrease or, upon at least 61 days’ prior notice from the holder to us, increase the beneficial ownership limitation of the number of shares of common stock outstanding immediately after giving effect to the conversion or exercise, as applicable.

Palladium served as our exclusive placement agent in connection with the March 2023 Offering. Pursuant to our engagement letter with Palladium, we paid Palladium for acting as our exclusive placement agent in connection with the March 2023 Offering a total cash fee equal to $400,000. In addition, we issued to Palladium, or its designees, the SPA Palladium Warrants to purchase up to 221,084 shares of our common stock at an exercise price equal to $2.0101. The SPA Palladium Warrants contain terms identical in all material respects to the March 2023 Warrant.

Item 16. Exhibits and Financial Statement Schedules

(a) Financial Statements

The information required by this item is contained under the sections of the prospectus entitled “Unaudited Pro Forma Combined Financial Statements” and “Index to Financial Statements” (and the statements referenced therein). Those sections are incorporated herein by reference.

II-4

(b) Exhibits

The following documents are filed as exhibits hereto:

Exhibit No.	Description

2.1#	Separation and Distribution Agreement, dated May 5, by and between Vinco Ventures, Inc. and the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 2.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

2.2#	Membership Interest Purchase Agreement, dated September 14, 2022, by and among Eightco Holdings Inc., Forever8 Fund, LLC, members of Forever 8, LLC set forth on the signature pages thereto and Paul Vassilakos (previously filed with the Securities and Exchange Commission as Exhibit 2.1 to the Registrant’s Current Report on Form 8-K filed September 15, 2022)

3.1	Certificate of Incorporation (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

3.2	Bylaws (previously filed with the Securities and Exchange Commission as Exhibit 3.2 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

3.3	Certificate of Designation of the Series A Preferred Stock of the Company, dated January 19, 2023 (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated January 20, 2023)

3.4	Certificate of Amendment to the Certificate of Incorporation of Eightco Holdings Inc. (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated March 16, 2023)

3.5	Certificate of Amendment to the Certificate of Incorporation of Eightco Holdings, Inc. (previously filed with the Securities and Exchange Commission as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K dated April 4, 2023)

5.1*	Opinion of Haynes and Boone, LLP

10.1	Amended and Restated Tax Matters Agreement, dated June 7, 2022 by and between Vinco Ventures, Inc. and the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Amendment No. 1 to Form S-1 dated June 7, 2022, with a filing date of June 8, 2022)

10.2+	2022 Incentive Compensation Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.3+	Form of Restricted Stock Unit Award Grant Notice and Agreement to the 2022 Incentive Compensation Plan (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.4+	Employment Agreement by and between the Registrant and Brian McFadden (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K dated October 5, 2022)

10.5+	Employment Agreement by and between the Registrant and Brett Vroman (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K dated October 5, 2022)

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10.6	Form of Indemnification Agreement entered into between the Registrant and each of its directors and executive officers (previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.7	Form of Amendment Agreement between Eightco Holdings Inc., Vinco Ventures, Inc., and Hudson Bay Master Fund Ltd., dated November 11, 2021 (previously filed with the Securities and Exchange Commission as Exhibit 10.11 to the Registrant’s Amendment No. 1 to Form 10 on January 25, 2022)

10.7.1	First Amendment to the Amendment Agreement between Eightco Holdings Inc., Vinco Venture. Inc., and Hudson Bay Master Fund Ltd., dated May 5, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.7.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.8	Form of Eightco Holdings Inc. Warrant to Purchase Common Stock (previously filed with the Securities and Exchange Commission as Exhibit 10.12 to the Registrant’s Amendment No. 1 to Form 10 on January 25, 2022)

10.9	Form of Registration Rights Agreement between Eightco Holdings Inc. and Hudson Bay Master Fund Ltd., dated November 11, 2021 (previously filed with the Securities and Exchange Commission as Exhibit 10.13 to the Registrant’s Amendment No. 1 to Form 10 on January 25, 2022)

10.10#	Note Securities Purchase Agreement, dated January 26, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Registration Statement on Form S-1 filed May 9, 2022)

10.10.1	First Amendment to Note Securities Purchase Agreement between Hudson Bay Master Fund Ltd., and Eightco Holdings Inc., dated May 5, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.10.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.11	Registration Rights Agreement, dated January 26, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.13 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.12	Form of Note related to the January 26, 2022 Note Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.14 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.13	Form of Warrant related to the January 26, 2022 Note Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.15 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.14	Form of Pledge Agreement related to the January 26, 2022 Note Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.16 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.15	Amendment Agreement, dated July 28, 2022, by and between Eightco Holdings Inc. and Hudson Bay Master Fund Ltd. (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K dated July 28, 2022)

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10.16#	Form of Securities Purchase Agreement dated January 26, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.17 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.16.1	Amendment to Securities Purchase Agreement,by and among Eightco Holdings Inc. and BHP Capital NY, Inc., dated April 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.15.1 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.17	Form of Warrant related to the January 26, 2022 Equity Private Placement (previously filed with the Securities and Exchange Commission as Exhibit 10.18 to the Registrant’s Amendment No. 2 to Form 10 dated March 18, 2022)

10.18#	Milestone Agreement, entered into in April 2022, between Eightco Holdings Inc., Emmersive Entertainment, Inc., and certain former shareholders of Emmersive Entertainment, Inc. identified therein. (previously filed with the Securities and Exchange Commission as Exhibit 10.17 to the Registrant’s Registrations Statement on Form S-1 filed May 9, 2022)

10.19	Hudson Bay Master Fund Ltd. Warrants dated May 18, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

10.20	BHP Capital NY, Inc. Warrants dated May 20, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed May 24, 2022)

10.21	Form of Seller Promissory Note issued under the Membership Interest Purchase Agreement, by and among Eightco Holdings Inc., Forever 8 Fund, LLC, members of Forever 8, LLC set forth on the signature pages thereto and Paul Vassilakos (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed September 15, 2022)

10.22#	Form of Operating Agreement by and among Eightco Holdings Inc. Forever 8 Fund, LLC and the members listed on Exhibit B thereto (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed September 15, 2022)

10.23	Form of Subordination Agreement by and among Eightco Holdings Inc., Hudson Bay and the persons listed on Annex A thereto (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Registrant’s Current Report on Form 8-K filed September 15, 2022)

10.24	First Amendment to Amendment Agreement, dated September 14, 2022, by and among Eightco Holdings Inc. and Hudson Bay (previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Registrant’s Current Report on Form 8-K filed September 15, 2022)

10.25	Waiver, dated September 14, 2022, by and among Eightco Holdings Inc. and Hudson Bay (previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Registrant’s Current Report on Form 8-K filed September 15, 2022)

10.26	Registration Rights Agreement, dated October 1, 2022 (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed October 5, 2022)

10.27+	Amended and Restated Employment Agreement, dated October 18, 2022, by and between the Company and Brett Vroman. (previously filed with the Securities and Exchange Commission as Exhibit 10.30 to the Registrant’s Registration Statement on Form S-1/A filed November 14, 2022)

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10.28+	Amended and Restated Employment Agreement, dated October 18, 2022, by and between the Company and Brian McFadden. (previously filed with the Securities and Exchange Commission as Exhibit 10.31 to the Registrant’s Registration Statement on Form S-1/A filed November 14, 2022)

10.29	Form of Second Amendment Agreement, dated January 6, 2023, by and between Eightco Holdings Inc. and the Investor (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed January 6, 2023)

10.30	Waiver Agreement, dated January 6, 2023, by and between Eightco and BHP (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed January 6, 2023)

10.31	Waiver Agreement, dated January 19, 2023 by and between Eightco and Palladium Capital Group, LLC (previously filed with the Securities and Exchange Commission as Exhibit 10.34 to the Registrant’s Registration statement on Form S-1/A filed on January 24, 2023)

10.32	Waiver Agreement, dated January 18, 2023, among the members of Forever 8 Fund, LLC set forth on the signature pages to the Membership Interest Purchase Agreement, dated September 14, 2022, by and among Eightco Holdings Inc., Forever 8 Fund, LLC and members of Forever 8 Fund, LLC set forth on the signature pages thereto and Paul Vassilakos (previously filed with the Securities and Exchange Commission as Exhibit 10.35 to the Registrant’s Registration Statement on Form S-1 filed January 23, 2023)

10.33	Securities Purchase Agreement, dated March 15, 2023 (previously filed with the Securities and Exchange Commission as Exhibit 10.1 to the Current Report on Form 8-K dated March 16, 2023)

10.34	Form of Warrant related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.2 to the Current Report on Form 8-K dated March 16, 2023)

10.35	Form of Note related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.3 to the Current Report on Form 8-K dated March 16, 2023)

10.36	Form of Registration Rights Agreement related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.4 to the Current Report on Form 8-K dated March 16, 2023)

10.37	Form of Lock-Up Agreement related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.5 to the Current Report on Form 8-K dated March 16, 2023)

10.38	Form of Pledge and Security Agreement related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.6 to the Current Report on Form 8-K dated March 16, 2023)

10.39	Form of Guarantee Agreement related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.7 to the Current Report on Form 8-K dated March 16, 2023)

10.40	Form of Subordination Agreement Amendment related to the March 15, 2023 Securities Purchase Agreement (previously filed with the Securities and Exchange Commission as Exhibit 10.8 to the Current Report on Form 8-K dated March 16, 2023)

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21.1	Subsidiaries of the Registrant (previously filed with the Securities and Exchange Commission as Exhibit 21.1 to the Registrant’s Annual Report on Form 10-K filed April 17, 2023)

23.1*	Consent of Haynes and Boone, LLP (included in Exhibit 5.1)

23.2*	Consent of Morison Cogen LLP

23.3*	Consent of Fruci & Associes II, PLLC

24.1*	Power of Attorney (contained in the signature page to this registration statement)

101.INS*	Inline XBRL Instance Document – the XBRL Instance Document does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

101.SCH*	Inline XBRL Taxonomy Extension Schema Document.

101.CAL*	Inline XBRL Taxonomy Extension Calculation Linkbase Document.

101.DEF*	Inline XBRL Taxonomy Extension Definition Linkbase Document.

101.LAB*	Inline XBRL Taxonomy Extension Label Linkbase Document.

101.PRE*	Inline XBRL Taxonomy Extension Presentation Linkbase Document.

104	Cover Page Interactive Data File (Embedded within the Inline XBRL document and included in Exhibit 101).

107*	Filing Fees

+	Management contract or compensatory plan or arrangement.
*	Filed herewith.

#	Schedules and/or exhibits have been omitted from this filing pursuant to Item 601(a)(5) of Regulation S-K. We agree to furnish supplementally a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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Item 17. Undertakings.

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that:

Paragraphs (1)(i), (1)(ii) and (1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) The undersigned registrant hereby undertakes that:

(i) For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from a form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this registration statement as of the time it was declared effective.

(ii) For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(5) That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Safety Harbor, State of Florida, on June 2, 2023.

Eightco Holdings Inc.

By:	/s/ Brian McFadden
Name:	Brian McFadden
Title:	Chief Executive Officer and President

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POWER OF ATTORNEY

Each person whose signature appears below hereby appoints each of Brian McFadden and Brett Vroman, severally, acting alone and without the other, his or her true and lawful attorney-in-fact, with full power of substitution, and with the authority to execute in the name of each such person, any and all amendments (including without limitation, post-effective amendments) to this registration statement on Form S-1, to sign any and all additional registration statements relating to the same offering of securities as this registration statement that are filed pursuant to Rule 462(b) of the Securities Act of 1933, and to file such registration statements with the Securities and Exchange Commission, together with any exhibits thereto and other documents therewith, necessary or advisable to enable the registrant to comply with the Securities Act of 1933, and any rules, regulations and requirements of the Securities and Exchange Commission in respect thereof, which amendments may make such other changes in the registration statement as the aforesaid attorney-in-fact executing the same deems appropriate.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Brian McFadden	Chief Executive Officer, President and Director	June 2, 2023
Brian McFadden	(principal executive officer)

/s/ Brett Vroman	Chief Financial Officer	June 2, 2023
Brett Vroman	(principal financial and principal accounting officer)

/s/ Kevin O’Donnell	Chairman	June 2, 2023
Kevin O’Donnell

/s/ Frank Jennings	Director	June 2, 2023
Frank Jennings

/s/ Louis Foreman	Director	June 2, 2023
Louis Foreman

/s/ Mary Ann Halford	Director	June 2, 2023
Mary Ann Halford

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